SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 22, 2003



                               HURCO COMPANIES, INC.
            (Exact name of registrant as specified in its charter)

         INDIANA                        0-9143                  35-1150732
(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                                ONE TECHNOLOGY WAY
                             INDIANAPOLIS, INDIANA 46268
                (Address of principal executive offices and zip code)

                                  (317) 293-5309
                   (Registrant telephone number, including area code)

                                   NOT APPLICABLE
             (Former name or former address, if changed since last report)

ITEM 9.  REGULATION FD DISCLOSURE

Results of Operations and Financial Condition

         On May 22, 2003, Hurco Companies, Inc. (the "Registrant") reported its results of operations for the second quarter ended April 30, 2003. The Registrant's earnings release for the quarter is attached as Exhibit 99(a) and the information set forth therein is incorporated herein by reference and constitutes a part of this report. The attached Exhibit is furnished pursuant to
Item 9 and Item 12 of Form 8-K.

                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Dated:  May 22, 2003

                                              HURCO COMPANIES, INC.

                                              By:      /s/ ROGER J. WOLF
                                                       -----------------
                                                       Roger J. Wolf
                                                       Senior Vice President and
                                                       Chief Financial Officer

EXHIBIT 99

                    HURCO REPORTS SECOND QUARTER 2003 RESULTS

INDIANAPOLIS, INDIANA, -- May 22, 2003--Hurco Companies, Inc. (Nasdaq:HURC) today announced that for its second fiscal quarter, which ended April 30, 2003, the Company recorded a profit of $139,000, or $.02 per share, compared to a loss of $4,211,000, or $.75 per share, for the corresponding period a year ago. For the first six months of fiscal 2003, the Company recorded a loss of $443,000, or $.08 per share, compared to a loss of $5,852,000, or $1.05 per share, for the corresponding 2002 period.

Sales and service fees for the second quarter were $17,453,000, approximately $2,458,000 (or 16%) higher than in the corresponding 2002 period. Sales and service fees reported in U.S. dollars benefited from significantly stronger European currencies, when translating foreign sales for financial reporting purposes. When measured at constant exchange rates, sales and service fees increased $521,000, or 3.5%, from the prior year period.

New order bookings for the second quarter of fiscal 2003 were $20,550,000, an increase of 25% from the $16,461,000 recorded in the second quarter of 2002. Backlog was $7,250,000 at April 30, 2003, compared to $3,904,000 at January 31, 2003, and $5,315,000 at October 31, 2002.

Gross margin for the quarter increased to 29.4% from 19.8% (exclusive of an inventory write-down of $1,083,000) in the prior year period, due to a combination of cost cutting initiatives carried out in 2002 and stronger European currencies in relation to the US dollar in the 2003 period. Selling, general and administrative expenses were $4,563,000, $28,000 more than the second quarter of 2002.

Total debt was $8,516,000 at April 30, 2003, as compared to $9,867,000 at January 31, 2003, and constituted 23.7% of total capitalization. As of April 30, 2003, the Company had unutilized credit facilities of $6,648,000 available for direct borrowing or commercial letters of credit.

Michael Doar, Chief Executive Officer, stated "We are encouraged by the small profit earned in the second quarter. However, competition in our worldwide markets remains very stiff. We believe we are seeing signs of a slow recovery in our US market, but in Germany the economy continues to weaken. Our outlook is guarded for the balance of fiscal 2003."

         Hurco Companies, Inc. is an industrial technology company that designs and produces interactive computer controls, software and computerized machine tools for the worldwide metal cutting and metal forming industry. The end market for the Company's products consists primarily of independent job shops and short-run manufacturing operations within large corporations in industries such as the aerospace, defense, medical equipment, energy, transportation and computer equipment. The Company is based in Indianapolis, Indiana, and has sales, application engineering and service subsidiaries in High Wycombe, England; Munich, Germany; Paris, France; Milan, Italy; Shanghai, China and Singapore, along with manufacturing operations in Taiwan. Products are sold through independent agents and distributors in the United States, Europe and Asia. The Company also has direct sales forces in the United
Kingdom, Germany, France, Italy, and Asia.
Web Site:  www.hurco.com

This news release contains forward looking statements which involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, changes in general economic and business conditions that affect demand for computerized machine systems, computer numerical control systems and software products, changes in manufacturing markets, innovations by competitors, quality and delivery performance by our contract manufacturers and governmental actions and initiatives including import and export restrictions and tariffs.

                      Hurco Companies, Inc.
         CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
              (In thousands, except per-share data)

                                                                     Three Months Ended                Six Months Ended
                                                                          April 30,                         April 30,
                                                                      2003           2002              2003           2002
                                                                         (unaudited)                       (unaudited)
Sales and service fees                                               $ 17,453       $ 14,995          $33,406       $ 33,515

Cost of sales and service                                              12,325         12,029           24,284         26,546

Cost of sales - restructuring                                               -          1,083                -          1,083
                                                                     ---------      ---------         ---------     ---------
  Gross profit                                                          5,128          1,883            9,122          5,886

Selling, general and administrative expenses                            4,563          4,535            8,991          9,749

Restructuring expense (credit) and other                                    -          1,395                -          1,751
                                                                     ---------      ---------         ---------     ---------
  Operating income (loss)                                                 565         (4,047)             131         (5,614)

License fee income, net                                                     -              -                -            163

Interest expense                                                          150            133              309            310

Other income (expense), net                                               (68)            (2)              48             37
                                                                     ---------      ---------         ---------     ---------
Income (loss) before taxes                                                347         (4,182)            (130)        (5,724)

Provision for income taxes                                                208             29              313            128
                                                                     ---------      ---------         ---------     ---------
Net income (loss)                                                       $ 139       $ (4,211)          $ (443)      $ (5,852)
                                                                     =========      =========         =========     =========
Earnings (loss) per common share

  Basic                                                                $ 0.02        $ (0.75)         $ (0.08)       $ (1.05)
                                                                     =========      =========         =========     =========
  Diluted                                                              $ 0.02        $ (0.75)         $ (0.08)       $ (1.05)
                                                                     =========      =========         =========     =========
Weighted average common shares outstanding

  Basic                                                                 5,583          5,583            5,583          5,583
                                                                     =========      =========         =========     =========
  Diluted                                                               5,583          5,583            5,583          5,583
                                                                     =========      =========         =========     =========

OTHER CONSOLIDATED FINANCIAL DATA                                    Three Months Ended                Six Months Ended
                                                                          April 30,                         April 30,
Operating Data:                                                       2003           2002              2003           2002
                                                                         (unaudited)                       (unaudited)

Gross margin, excluding restructuring charges                           29.4%          19.8%            27.3%          20.8%

SG&A expense as a percentage of sales                                   26.1%          30.2%            26.9%          29.1%

Operating income (loss) as a percentage of sales                         3.2%         -27.0%             0.4%         -16.8%

Pre-tax income (loss) as a percentage of sales                           2.0%         -27.9%            -0.4%         -17.1%

Depreciation                                                              366            477              715            990

Capital expenditures                                                      329            452              497            901


Balance Sheet Data:                                                  4/30/2003      4/30/2002

Working capital (excluding short term debt)                          $ 21,108        $24,557

Days sales outstanding                                                     49             53

Inventory turns                                                           2.1            2.3

Net assets per $ of revenue (trailing twelve months)

  Working capital, net                                                 $ 0.26         $ 0.28

  All other                                                              0.25           0.23
                                                                      --------       --------
    Total                                                              $ 0.51         $ 0.51
                                                                      ========       ========

                         Hurco Companies, Inc.
                  CONDENSED CONSOLIDATED BALANCE SHEET
                 (In thousands, except per-share data)
                                                                               April 30,      October 31,
                                                                                 2003            2002
                                                                              (unaudited)      (audited)
ASSETS
Current assets:
  Cash and cash equivalents                                                     $ 2,948         $ 4,358
  Cash - restricted                                                               1,150               -
  Accounts receivable                                                            11,397          13,425
  Inventories                                                                    26,090          22,548
  Other                                                                           1,615           1,204
                                                                                --------        --------
    Total current assets                                                         43,200          41,535
                                                                                --------        --------
Property and equipment:
  Land                                                                              761             761
  Building                                                                        7,203           7,203
  Machinery and equipment                                                        10,390          10,144
  Leasehold improvements                                                            483             396
                                                                                --------        --------
                                                                                 18,837          18,504
    Less accumulated depreciation and amortization                              (10,236)         (9,696)
                                                                                --------        --------
                                                                                  8,601           8,808
Software development costs, less amortization                                     1,625           1,604
Investments and other assets                                                      4,933           5,205
                                                                                --------        --------
                                                                               $ 58,359        $ 57,152
                                                                                ========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                             $ 12,065        $  9,856
  Accrued expenses                                                               10,027          10,016
  Bank debt - current                                                             2,493               -
  Current portion of long-term debt                                               1,316           1,313
                                                                                --------        --------
    Total current liabilities                                                    25,901          21,185
                                                                                --------        --------
Non-current liabilities:
  Long-term debt                                                                  4,707           7,572
  Deferred credits and other obligations                                            408             378
                                                                                --------        --------
    Total liabilities                                                            31,016          29,135
                                                                                --------        --------
Shareholders' equity:
  Preferred stock:  no par value per share; 1,000,000 shares                          -               -
    authorized; no shares issued
  Common stock:  no par value; $.10 stated value per share;
    12,500,000 shares authorized; and 5,583,158 and
    5,583,158 shares issued, respectively                                           558             558
  Additional paid-in capital                                                     44,717          44,717
  Accumulated deficit                                                           (10,616)        (10,173)
  Accumulated other comprehensive income                                         (7,316)         (7,085)
                                                                                --------        --------
    Total shareholders' equity                                                   27,343          28,017
                                                                                --------        --------
                                                                               $ 58,359        $ 57,152
                                                                                ========        ========